                                                                   EXHIBIT 10.95

                           MICROPAC TECHNOLOGY PTE LTD
                             NO. 133 NEW BRIDGE ROAD
                             #17-08 CHINATOWN POINT
                                SINGAPORE 059413

Telephone: 530 7049                                          Facsimile: 532 7050
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8 July 1997

Microelectronic Packaging (S) Pte Ltd
Block 1003 Bukit Merah Central
#07-07 Singapore 159836

Attention: Mr Pak Jee Fook

                                                                BY FAX & BY HAND
                                                              (Fax No. 272 1150)

Dear Sirs

ACQUISITION OF INVENTORY OF
MICROELECTRONIC PACKAGING (S) PTE LTD ("MPS")

As discussed, our offer to acquire all of the finished goods, raw materials & work-in-progress and consumables (collectively known as "the Inventory") of MPS is as follows:-

                                 Book Value     % of Book    Our Offer
                                  (US$'000)       Value      (US$'000)
     Finished goods*                 640           100           640
     Raw materials &               1,100            25           275
     work-in-progress*
     Consumables                     800            10            80
                                                             -------
                 Total                                           995
                                                             -------

* Based on the specified percentage on the book value (excluding slow and obsolete items) of the Inventory.

Our offer is based on the percentage of book values as specified above and is subject to due diligence being carried out on the quantity as well as book value of the Inventory. Our offer is irrevocable up to 5 pm on 10 July 1997. As downpayment of the offer, we will pay by way of cashiers' order for US$400,000 made payable to Messrs Rodyk & Davidson as stakeholders by 9 July 1997. Upon the sale and purchase agreement for the acquisition being executed by all parties concerned, Messrs Rodyk & Davidson is irrevocably instructed to forward the said sum to MPS. The said sum would then be counted towards consideration for the total purchase consideration.

Microelectronic Packaging (S) Pte Ltd
8 July 1997
Page 2


In addition to the above, we are offering to lease certain of MPS' plant & equipment for S$2,500 per month for a period of three months with a minimum notice period of termination of one month at the end of the third month.

During the course of the lease, we will reimburse MPS all incidental expenses such as utilities, rent and related charges directly arising from the lease during the course of our lease of the plant and equipment.

Regarding our trading terms with MPS' customers, we undertake to endeavour to maintain the same trading terms as MPS', as far as prevailing market and business conditions would allow subject to disclosure of particulars of customers and the trading terms concerned.

Yours faithfully
for and on behalf of
Micropac Technology Pte Ltd

cc:      Mr. Lok Vi Meng
         Messrs Rodyk & Davidson (Fax No. 225 1838)

         Mr Tan Ting Yong
         DBS Bank (Fax No. 227 9183)